Exhibit 99(c)


                           TEXAS UTILITIES ELECTRIC COMPANY

                       OFFER TO EXCHANGE FOR ANY OR ALL OF ITS

                                     [          ]
                       $[     ] Depositary Shares, Series [  ]
                            each representing 1/4 share of
                         $[     ] Cumulative Preferred Stock
                                        either

            TU ELECTRIC CAPITAL __                         or Cash Only
       % Trust Originated Preferred Securities(SM)   in the amount of $XX.XX
                (TOPrS(SM))
       (liquidation preference $25.00 per Preferred
                Security
       and guaranteed to the extent set forth herein by Texas Utilities Electric Company) plus a cash component of $X.XX

                                                         November    , 1995

          To Our Clients:


             Enclosed  for  your  consideration  are  the  Prospectus  dated
          November     , 1995  (the "Prospectus") and the related Letter of
          Transmittal (which together constitute the "Offer") in connection
          with  the  Offer  by   Texas  Utilities  Electric  Company   (the
          "Company") to exchange any and all of its $_____ Depositary Shares, Series A, each representing 1/4 share of $____ Cumulative Preferred Stock (the "Depositary Shares"), that are validly tendered and accepted for exchange pursuant to the Offer for either __% Trust Originated Preferred Securities (TOPrS)(the "Preferred Securities") of TU Electric Capital __ (the "Trust") plus the cash component specified above, or for cash only in the
          amount per Depositary Share specified above.   In connection with
          the Offer, the Company will deposit in the Trust as trust assets its ____% Junior Subordinated Debentures due 2030 as set forth in the Prospectus.

             (SM) "Trust Originated  Preferred Securities"  and "TOPrS"  are
                  service marks of Merrill Lynch & Co.

             We are the holder of record of Depositary Shares held for your account. A tender of such Depositary Shares can be made only by us as the holder of record and pursuant to your instructions.
          The  Letter  of  Transmittal  is   furnished  to  you  for   your
          information only and cannot be used by you to tender Depositary Shares held by us for your account.

             We request instructions as to whether you wish us to tender any or all of the Depositary Shares held by us for your account, and as to whether you wish to receive Preferred Securities plus a cash component or cash only, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of
          Transmittal.   We  also request  that you  designate, in  the box
          captioned   "Soliciting  Tenders",  any   Soliciting  Dealer  who
          solicited your tender of Depositary Shares.

               Your attention is invited to the following:

             1. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on ______, 1995, unless the Offer is extended.

             2. The Company expressly reserves the right to (i) extend, amend or modify the terms of the Offer with respect to the Depositary Shares in any manner and (ii) withdraw or terminate the Offer with respect to the Depositary Shares and not accept for exchange any Depositary Shares, at any time prior to the Expiration Date with respect to the Depositary Shares for any reason, including (without limitation) if fewer than 100,000 Depositary Shares would remain outstanding upon acceptance of those tendered in the Offer (which condition may be waived by the Company). Any amendment applicable to the Offer will apply to
          all  Depositary  Shares  tendered  pursuant to  the  Offer.   The
          minimum period during which the Offer must remain open following material changes in the terms of the Offer or the information concerning the Offer, other than a change in the percentage of securities sought or the price, depends upon the facts and circumstances, including the relative materiality of such terms
          or information.    See "The  Exchange  Offer    Expiration  Date;
          Extensions; Amendments; Termination" in the Prospectus.

             3. Any stock transfer taxes applicable to the exchange of Depositary Shares pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

             Please note that a Questions and Answers booklet is enclosed for your information.

             If you wish to have us tender any or all of your Depositary Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part
          hereof.   An  envelope  to  return  your instructions  to  us  is
          enclosed.  If you authorize tender of your Depositary Shares, all
          such  Depositary  Shares   will  be  tendered   unless  otherwise
          specified on  the  detachable  part hereof.    Your  instructions
          should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

               THE  OFFER IS  NOT  BEING  MADE TO,  NOR  WILL TENDERS  BE
             ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF DEPOSITARY SHARES IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. IN THOSE JURISDICTIONS THE LAWS OF WHICH REQUIRE THAT THE OFFER BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF THE TRUST BY MERRILL LYNCH & CO., GOLDMAN, SACHS & CO., LEHMAN BROTHERS INC. AND SMITH BARNEY INC. OR ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

                        Instructions with Respect to the Offer
             The  undersigned acknowledge(s) receipt of your  letter and the
          enclosed  Prospectus dated  November     ,  1995 and  the related
          Letter of Transmittal in connection with the Offer by the Company to exchange Preferred Securities plus a cash component or cash only for Depositary Shares that are validly tendered and accepted for exchange.

             This will instruct you to tender the number of Depositary Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.


                             Preferred Securities Tender

             [ ] By checking this box, all Depositary Shares held by you for our account will be tendered in the Offer in exchange for Preferred Securities plus a cash component. If fewer than all Depositary Shares are to be so tendered, we have checked the box and indicated below the aggregate number of Depositary Shares to be tendered by you. _______________shares(1)


                                   Cash Only Tender

             [ ] By checking this box, all Depositary Shares held by you for our account, will be tendered in the Offer in exchange for cash only. If fewer than all Depositary Shares are to be so tendered, we have checked the box and indicated below the aggregate number of Depositary Shares to be tendered by you. _______________shares(1)



          ---------------
          1. Unless otherwise indicated, it will be assumed that all Depositary Shares held by us for your account are to be so tendered.

             Please designate in the box below any Soliciting Dealer who solicited your tender.

                                  SOLICITED TENDERS

             The undersigned represents that the Soliciting Dealer who solicited and obtained this tender is:


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          Name of Firm:
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                                 (Please Print)

          Name of Individual Broker or
           Financial Consultant:
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          Identification Number (if known):
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          Address:
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                                  (Include Zip Code)

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                                      SIGN HERE


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               Signature(s)


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          Please print name(s) and
          address(es) here


          Dated:
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